EXHIBIT 10.3

                         EXECUTIVE EMPLOYMENT AGREEMENT

      This Executive Employment Agreement ("AGREEMENT") is made in Miami, Florida effective as of June 19, 1997, by and between PHARMASYSTEMS COST CONTAINMENT CORP., a Florida corporation (the "COMPANY") and JOSE L. RODRIGUEZ, M.D. (the "EXECUTIVE") who hereby agree as hereinafter provided.

      SECTION 1. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below.

      "AFFILIATE"   shall  have  the  meaning   ascribed  thereto  by  Rule  144
promulgated under the Securities Act of 1933, as amended.

      "BASE COMPENSATION" shall have the meaning set forth in Section 5(a).

      "BOARD OF DIRECTORS" means the incumbent directors of the Company as of the point in time reference thereto is made in this Agreement.

      "CAUSE" shall have the meaning set forth in Section 10(b).

      "COMPETITIVE BUSINESS" shall have the meaning set forth in Section 9(a).

      "CONFIDENTIAL  INFORMATION"  shall have the  meaning  set forth in Section
9(c).

      "DISABILITY" of the Executive means that, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties on a full time basis for one hundred eighty (180) consecutive days during a consecutive twelve (12) month period, and a physician selected by the Executive is of the opinion that (a) he is suffering from "total disability" and (b) he will qualify for Social Security Disability Payments and
(c) the Executive is not performing his duties on a full-time basis within thirty (30) days after written Notice of Termination (as defined herein) is given by the Company to the Executive (which notice may be given at any time after the end of such one hundred eighty (180) day period). (If the Executive is prevented from performing his duties because of Disability, upon request by the Company the Executive shall submit to an examination by a physician selected by the Company, at the Company's expense, and the Executive shall also authorize his personal physician to disclose to the selected physician all of the Executive's medical records). In the event that the Executive's and the Company's physician disagree as to whether the condition of the Executive constitutes "total disability" then such dispute shall be resolved by an independent physician specializing in the Executive's ailment jointly selected by the Executive and the Company, whose determination shall, absent manifest error, be final and binding upon the parties. Any expenses incurred by the parties in connection with the engagement of an independent physician in connection herewith shall be equally borne by the parties.

      "EMPLOYMENT COMMENCEMENT DATE" means the effective date of this Agreement.

      "EMPLOYMENT PERIOD" means that period commencing on the Employment Commencement Date and ending on the Employment Termination Date.

      "EMPLOYMENT TERMINATION DATE" means the date the Employment Period terminates as provided in Section 10.

      "FISCAL YEAR" means the fiscal year of the Company.

      "INCENTIVE  BONUS  COMPENSATION"  shall  have the  meaning  set forth in
Section 5(b).

      "NOTICE OF TERMINATION" shall have the meaning set forth in Section 10(a)(1).

      "RESTRICTED PERIOD" shall have the meaning set forth in Section 9(a).

      "SCHEDULED EMPLOYMENT TERMINATION DATE" means the later of (a) the day immediately preceding the fifth anniversary of the Employment Commencement Date or (b) such date as is specified by either the Company or the Executive in a Notice of Termination delivered for the purpose of fixing the scheduled Employment Termination Date.

      SECTION 2. EMPLOYMENT AND TERM. The Company hereby employs the Executive, and the Executive hereby accepts such employment by the Company, for the purposes and upon the terms and conditions contained in this Agreement. The term of such employment shall be for the Employment Period.

      SECTION 3. EMPLOYMENT CAPACITY AND DUTIES. The Executive shall be employed throughout the Employment Period as the President and Chief Executive Officer of the Company. The Executive shall have the duties and responsibilities incumbent with the positions of President and Chief Executive Officer of the Company. Accordingly, and not by way of limitation, as President and Chief Executive Officer of the Company, the Executive shall superintend and manage the business of the Company and coordinate and supervise the work of its other officers, employ agents, professional advisors and consultants and perform all functions of a general manager of the Company's business. However, nothing in this Agreement shall preclude the Executive from devoting a reasonable amount of time and effort to civic, charitable and professional affairs and matters.

      SECTION 4. EXECUTIVE PERFORMANCE COVENANTS. The Executive accepts the employment described in Section 3 hereto and agrees to devote his full working time and efforts (except for absences due to illness and appropriate vacations and as provided in Section 3) to the business and affairs of the Company and the performance of the aforesaid duties and responsibilities.

      SECTION 5. COMPENSATION. The Company shall pay to the Executive for his services hereunder, the compensation hereinafter provided in this
Section 5. Such compensation shall be paid to the Executive at the time and in the manner as provided below.

            (a) BASE COMPENSATION. The Executive shall be paid "BASE COMPENSATION" during the first year of the Employment Period at an annual rate of Three Hundred Sixty Thousand and 00/100 Dollars ($360,000) in 26 bi-monthly equal installments. Thereafter, the Base Compensation shall be increased by the aggregate amount of Sixty Thousand and 00/100 Dollars ($60,000) on each anniversary hereof for the duration of the Employment Period. The Base Compensation may be increased to an amount greater than provided herein at any time or from time to time by action of the Board of Directors or any committee thereof. The Base Compensation shall be pro-rated for any Fiscal Year hereunder which is less than a full Fiscal Year.

            (b) INCENTIVE BONUS COMPENSATION. The Executive shall be paid "INCENTIVE BONUS COMPENSATION" for each Fiscal Year for the duration of the Employment Period an amount equal to the product of: (a) one percent (1%)
multiplied by (b) the gross revenues generated by the Company for such Fiscal Year, plus (c) twenty percent (20%) of the Base Compensation in effect during such Fiscal Year; or (d) such amount as the Company's Board of Directors or any committee thereof deems appropriate in its sole discretion.

      SECTION 6. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for his reasonable expenses incurred in providing services to the Company, in accordance with the Company's reimbursement policies as determined from time to time by the Board of Directors. If there is a dispute as to the eligibility of an expense for reimbursement in accordance with the Company's reimbursement policies, then such expense shall be determined to be reimbursable if approved by a majority of the Board of Directors.

      SECTION 7. EMPLOYEE BENEFITS AND VACATIONS. During the Employment Period, the Executive shall receive the benefits and enjoy the perquisites described below:

            (a) INSURANCE BENEFITS. The Company shall provide the Executive with medical insurance, dental insurance, life insurance, health and accident insurance and disability insurance commensurate with, and subject to, the terms of the plans adopted by the Company for its executives (collectively referred to as the "INSURANCE BENEFITS").

            (b) VACATIONS. The Executive shall be entitled in each Fiscal Year to a vacation of four (4) weeks (20 working days), during which time his compensation shall be paid in full, and such holidays and other nonworking days as are consistent with the policies of the Company for executives generally.

            (c) BENEFIT PLANS. The Executive shall be entitled to participate in all benefit plans that may be established from time to time by the Company.

      SECTION 8. COMPANY LIFE INSURANCE; MEDICAL EXAMINATIONS. At any time during the Employment Period, the Company may, in its discretion, apply for and procure as owner and for its own benefit, insurance on the life of the Executive, in such amounts and in such form or forms as the Company may determine. The Executive shall have no right to any interest in any such policy or policies, but he shall, at the request of the Company, submit to such medical examinations, supply such information and execute such applications, instruments and other documents as reasonably may be required by the insurance company or companies to whom the Company has applied for such insurance.

      If requested by the Company, the Executive shall submit to at least one medical examination during each Fiscal Year at such reasonable time and place and by a physician or physicians determined and selected by the Company. All the costs and expenses of said medical examination, including transportation of the Executive to the place of examination and return, shall be paid by the Company.

      The Executive shall be entitled to a copy of all reports and other information provided to the Company in connection with any examination referred to in this Section 8. Any failure to pass any such medical examination or to meet any health criteria or medical standard shall not of itself be cause for termination of the Employment Period by the Company.

      SECTION 9. CERTAIN COMPANY PROTECTION PROVISIONS. The provisions set forth below apply for the protection of the Company.

            (a) NONCOMPETITION. During the Restricted Period (as hereinafter defined), the Executive shall not directly or indirectly compete with the Company by owning, managing, controlling or participating in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated with, any Competitive Business (as defined herein) in any location in which the Company is doing business as of the Employment Termination Date. As used herein, the term "RESTRICTED PERIOD" means the Employment Period and a period of one (1) year thereafter. As used herein, a "COMPETITIVE BUSINESS" is any other corporation, partnership, proprietorship, firm, association or other business entity which is engaged in any business from which the Company derives five percent (5%) or more of its consolidated revenues during the twelve (12) months preceding the Employment Termination Date or in which the Company has invested five percent (5%) or more of its total assets as of the time in question, PROVIDED, however, that ownership by the Executive of not more than five percent (5%) of the stock of any publicly traded company shall not be deemed a violation of this provision.

            (b) NON-INTERFERENCE. During the Restricted Period, the Executive shall not induce or solicit any employee of the Company or any person doing business with the Company to terminate his or her employment or business relationship with the Company or otherwise interfere with any such relationship.

            (c) CONFIDENTIALITY. The Executive agrees and acknowledges that, by reason of the nature of his duties as an officer and employee, he will have or may have access to and become informed of confidential and secret information which is a competitive asset of the Company ("CONFIDENTIAL INFORMATION"), including without limitation, technology, any lists of customers, financial statistics, research data or any other statistics and plans contained in profit plans, capital plans, critical issue plans, strategic plans or marketing or operation plans or other trade secrets of the Company and any of the foregoing which belong to any person or company but to which the Executive has had access by reason of his employment relationship with the Company. The Executive agrees faithfully to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of his employment duties) any such Confidential Information. The Executive acknowledges that all manuals, instruction books, price lists, information and records and other information and aids relating to the Company's business, and any and all other documents containing Confidential Information furnished to the Executive by the Company or otherwise acquired or developed by the Executive, shall at all times be the property of the Company. Upon termination of the Employment Period, the Executive shall return to the Company any such property or documents which are in his possession, custody or control, but his obligation of confidentiality shall survive such termination of the Employment Period until and unless any such Confidential Information shall have become, through no fault of the Executive, generally known to the trade. The obligations of the Executive under this subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Executive may have to the Company under general legal or equitable principles.

            (d) REMEDIES. It is expressly agreed by the Executive and the Company that these provisions are reasonable for purposes of preserving for the Company its business, goodwill and proprietary information. It is also agreed that if any provision is found by a court having jurisdiction to be unreasonable because of scope, area or time, then that provision shall be amended to correspond in scope, area and time to that considered reasonable by a court and as amended shall be enforced and the remaining provisions shall remain effective. In the event any breach of these provisions by the Executive, the parties recognize and acknowledge that a remedy at law will be inadequate and the Company may suffer irreparable injury. The Executive acknowledges that the services to be rendered by him are of a character giving them peculiar value, the loss of which cannot be adequately compensated for in damages; accordingly the Executive consents to injunctive and other appropriate equitable relief upon the institution of proceedings therefor by the Company in order to protect the Company's rights. Such relief shall be in addition to any other relief to which the Company may be entitled at law or in equity. The provisions of Section 9(a), 9(b), 9(c) and 9(d) shall survive the termination of this Agreement.

      SECTION 10. TERMINATION OF EMPLOYMENT.

            (a)   NOTICE OF TERMINATION; EMPLOYMENT TERMINATION DATE.

                   (1) Any termination of the Executive's employment by the Company or the Executive shall be communicated by written Notice of Termination to the other party thereto. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. Furthermore, either the Executive or the Company may give a Notice of Termination to the other party for the purpose of terminating this Agreement, as such, without terminating the Executive's employment with the Company which Notice of Termination shall have the effect of terminating this Agreement on the Scheduled Employment Termination Date as in effect on the date of giving such Notice of Termination.

                   (2) "EMPLOYMENT TERMINATION DATE" shall mean the date on which the Employment Period and the Executive's right and obligation to perform employment services for the Company shall terminate effective upon the first to occur of the following, it being understood that in no event may the Employment Period be terminated other than as the result of one of the following events:

             (A) If the Executive's employment is terminated for Disability, the date which is thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period);

             (B) If the Executive's employment is terminated by the Executive for Good Reason or otherwise by voluntary action of the Executive (see Section 10(e)), the date specified in the Notice of Termination, which date (except with the written consent of the Company to the contrary) shall not be more than thirty (30) days after the date that the Notice of Termination is given;

             (C)   The death of the Executive;

             (D)   The Scheduled Employment Termination Date;

             (E) If the Executive's employment is terminated by the Company for Cause (see Section 10(b)(1)), the date on which a Notice of Termination is given; provided that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Employment Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and

             (F) If the Executive's employment is terminated by the Company other than for Cause, Disability or death of the Executive, the date specified in the Notice of Termination which date (except with the written consent of the Executive to the contrary) shall not be more than thirty (30) days after the date that the Notice of Termination is given.

            (b)   TERMINATION FOR CAUSE:

                   (1) The Company may terminate the Executive's employment and the Employment Period for Cause. For the purposes of this Agreement, the Company shall have "CAUSE" to terminate the Executive's employment hereunder only (A) if termination shall have been the result of an act or acts of misconduct materially injurious to the Company, monetarily or otherwise, or (B) upon the willful and continued failure by the Executive substantially to perform his duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness) after a demand for substantial performance is delivered by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, and such failure results in demonstrably material injury to the Company. The Executive's employment shall in no event be considered to have been terminated by the Company for Cause if such termination took place as the result of (i) bad judgment or negligence, or (ii) any act or omission without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled, or (iii) any act or omission believed in good faith to have been in or not opposed to the interest of the Company, or (iv) any act or omission in respect of which a determination is made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the policies and procedures of the Company or the laws of the State of Florida, in each case as in effect at the time of such act or omission. The Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of a majority of the Board of Directors.

                   (2) If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive (A) within ten (10) days of such termination, his unpaid Base Compensation through the Employment Termination Date at his then effective Base Compensation Rate plus (B) within ten (10) days after issuance of the Company's audited financial statements for the Fiscal Year in which the Employment Termination Date occurs, his pro-rata share of any Incentive Bonus Compensation computed with respect to the Fiscal Year in which occurs the Employment Termination Date as if such termination had not occurred.

            (c) TERMINATION FOR DISABILITY. The Company may terminate the Executive's employment because of the Disability of the Executive and thereafter shall pay to the Executive (or his successors) (1) his unpaid Base Compensation through the Employment Termination Date at his then effective Base Compensation rate, plus (2) an amount equal to a pro-rata share of any Incentive Bonus Compensation calculated through the Employment Termination Date. In addition, the Executive shall be entitled to amounts and the benefits specified in Paragraph (2) of Section 10(f) of this Agreement through the Employment Termination Date, subject to applicable law.

            (d) TERMINATION UPON EXECUTIVE'S DEATH. In the event of the Executive's death, the Company shall pay to the Executive's estate (1) any unpaid amount of Base Compensation through the date of death at his then effective Base Compensation rate plus (2) an amount equal to the pro-rata share of any Incentive Bonus Compensation calculated with respect to the Fiscal Year in which the death occurs.

            (e)   TERMINATION OF EMPLOYMENT BY THE EXECUTIVE.

                   (1) The Executive may terminate his employment for Good Reason and receive the payments and benefits specified in Section 10(f) in the same manner as if the Company had terminated his employment. For purposes of this Agreement, "GOOD REASON" will exist if any one or more of the following occur:

             (A) Failure by the Company to honor any of its obligations under this Agreement, including, without limitation, its obligations under Section 3 (EMPLOYMENT CAPACITY AND Duties), Section 4 (EXECUTIVE PERFORMANCE COVENANTS), Section 5 (COMPENSATION),

                  Section 6 (REIMBURSEMENT OF EXPENSES), Section 7 (EMPLOYEE BENEFITS AND VACATIONS), Section 11 (INDEMNIFICATION) and
                  Section 12 (SUCCESSORS AND ASSIGNS); or

             (B) Any purported termination by the Company of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 10(a) above and, for purposes of this Agreement, no such purported termination shall be effective.

             (C) If there is a Change in Control of the Company (as defined below) and the employment of the Executive is concurrently or subsequently terminated (i) by the Company without Cause or
                  (ii) by service of a Notice of Termination. For the purpose of this Agreement, a "CHANGE IN CONTROL" of the Company has occurred when: (x) any person (defined for the purposes of this Section 10 to mean any Person within the meaning of
                  Section 13(d) of the Securities Exchange Act of 1934 as amended (the "EXCHANGE ACT")), other than the Company or an Affiliate thereof, or an employee benefit plan established by the Board of Directors of the Company, acquires, directly or indirectly, the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by the Company having 20% or more of the voting power of all of the voting securities issued by the Company in the election of directors at the meeting of the holders of voting securities to be held for such purpose; (y) a majority of the directors elected at any meeting of the holders of voting securities of the Company are persons who were not nominated for such election by the Board of Directors of the Company or a duly constituted committee of the Board of Directors of the Company having authority in such matters; or
                  (z) the Company merges or consolidates with or transfers substantially all of its assets to another person or entity.

                   (2) The Executive shall have the right voluntarily to terminate his employment other than for Good Reason prior to the Scheduled Employment Termination Date, and if the Executive shall so terminate his employment, he shall be entitled only to payment of the amounts which would be payable under Section 10(b)(2) had he been terminated for Cause.

            (f)   COMPENSATION UPON TERMINATION OTHER THAN FOR CAUSE.

                   (1) If the Company shall terminate the Executive's employment for any reason other than for Cause pursuant to Section 10(b), Disability pursuant to Section 10(c) or death of the Executive pursuant to Section 10(d), or if the Executive shall terminate his employment for Good Reason pursuant to
Section 10(e)(1) (but not a termination voluntarily by the Executive other than for Good Reason under Section 10(e)(2)), then the Company shall pay to the Executive the following amounts:

             (A) (i) His unpaid Base Compensation through the Employment Termination Date at his then effective Base Compensation Rate, PLUS (ii) any Incentive Bonus Compensation accrued and deferred with respect to any previous Fiscal Year, the full amount of which shall become immediately payable.

             (B) In addition, the Company shall pay to the Executive promptly in a single lump sum in cash an amount equal to the product of

                  (i) two (2),  multiplied by (ii) 100% of the  aggregate  total amount  which  would  have been  payable  to  Executive  under
                  Section 5 for the entire Fiscal Year in which the Employment Termination Date occurs as if his employment had not been terminated (and without deduction or offset for any amounts actually paid for such Fiscal Year on account of Base Compensation and Incentive Bonus Compensation, under Section 5, this Section 10 or otherwise), and assuming for purposes of calculating (x) the Base Compensation, 100% of the amount thereof at the annual rate payable for such Fiscal Year pursuant to Section 5(a) and (y) the Incentive Bonus Compensation, the largest amount thereof accrued in any Fiscal Year during the Employment Period.

             (C) The Company shall also pay all legal fees and expenses incurred as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination, in seeking to obtain or enforce any right or benefit provided by this Agreement, or in interpreting this Agreement).

             (D) The Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain (any amounts due under Section 10(f) are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty).

                   (2) Unless the Executive is terminated for Cause, the Company shall maintain in full force and effect, for the Executive's continued benefit through the Scheduled Employment Terminate Date, all active and retired Insurance Benefits and other benefit programs or arrangements in which he was entitled to participate immediately prior to the Scheduled Employment Terminate Date provided that continued participation is possible under the general terms and provisions of such plans and programs. In the event that participation in any such plan or program is barred, the Company shall arrange to provide him with benefits substantially similar to those which he is entitled to receive under such plans and programs.

            (g) COMPENSATION UPON DISABILITY. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, he shall continue to receive his full Base Compensation at the rate then in effect and his full Incentive Bonus Compensation calculated according to the provisions of Section 5(b) all until this Agreement is terminated pursuant to Section 10(c) hereof.

      SECTION 11. INDEMNIFICATION. As an employee, officer and director of the Company, the Executive shall be indemnified against all liabilities, damages, fines, costs and expenses by the Company in accordance with the indemnification provisions of the Company's Bylaws as in effect on the date hereof, and otherwise to the fullest extent to which employees, officers and directors of a corporation organized under the laws of Florida may be indemnified as the same may be amended from time to time (or any subsequent statute of similar tenor and effect), subject to the terms and conditions of such statute.

      SECTION 12. SUCCESSORS AND ASSIGNS. Except as hereinafter expressly provided, the agreements, covenants, terms and provisions of this Agreement shall bind the respective heirs, executors, administrators, successors and assigns of the parties. Specifically, and not by way of limitation of the foregoing, the Executive shall be bound by the terms and conditions of this Agreement to any successor assignee of the Company's rights and obligations hereunder as a result of any merger, consolidation or sale or lease of all or substantially all of the Company's business and assets.

      If the Executive should die while any amounts are payable to him hereunder, or if by reason of his death payments are to be made to him hereunder, then this Agreement shall inure to the benefit of and be enforceable by the Executive's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall then be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to his estate.

      This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as hereinbefore provided in this
Section 12. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph the Company shall have no liability to pay to the purported assignee or transferee any amount so attempted to be assigned or transferred.

      As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as provided for in the first paragraph of this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

      SECTION 13. NOTICES. All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person or by facsimile (with confirmation of transmission), or upon the expiration of four
(4) days after the date sent, if sent by federal express (or similar overnight courier service) to the parties at the following addresses:

             (i)   If to the Company:

                   PharmaSystems Cost Containment Corp.
                   7350 N.W. 7th Street, Suite 104
                   Miami, Florida 33126
                   Attn.:      Aurelio Alonso, Chief Financial Officer

                   With a copy to:

                   Kirkpatrick & Lockhart LLP
                   Miami Center-20th Floor
                   201 South Biscayne Boulevard
                   Miami, Florida 33131
                   Attn.:      Clayton E. Parker, Esq.

             (ii)  If to Executive:

                   Jose L. Rodriguez, M.D.

                   -------------------------------------

                   -------------------------------------

                   -------------------------------------

      SECTION 14. WAIVER; REMEDIES CUMULATIVE. No waiver of any right or option hereunder by any party shall operate as a waiver of any other right or option, or the same right or option as respects any subsequent occasion for its exercise, or of any legal remedy. No waiver by any party of any breach of this Agreement or of any agreement or covenant contained herein shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies by it or the law provided.

      SECTION 15. SEVERABILITY. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule or Law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

      SECTION 16. MISCELLANEOUS. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be modified, changed or amended except in a writing signed by each of the parties hereto. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original hereof. The captions of the several sections and subsections of this Agreement are not a part of the context hereof, are inserted only for convenience in locating such sections and subsections and shall be ignored in construing this Agreement.

      SECTION 17. ACCEPTANCE BY FAX. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

      SECTION 18. NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTAR- ILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER
VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

      SECTION 19. GOVERNING LAW. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to principles of conflicts of laws thereof. Any dispute, controversy or question of interpretation arising under, out of, in connection with or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be litigated in the state or Federal courts located in Dade County, Florida. Each of the parties hereby irrevocably submits to the jurisdiction of any state or Federal court sitting in Dade County, Florida. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action in Dade County, Florida.

      IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement on the date first above written.


                                            JOSE L. RODRIGUEZ, M.D.

                                            /s/ Jose L. Rodriguez
                                            ---------------------



                                            PHARMASYSTEMS COST CONTAINMENT
                                            CORP.,
                                            a Florida corporation

                                            By: /s/ Aurelio Alonso
                                                ------------------
                                                  Aurelio Alonso,
                                                  Chief Financial Officer